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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                      October 8, 1999 (September 30, 1999)




                                  AMSURG CORP.
             (Exact Name of Registrant as Specified in its Charter)



           TENNESSEE                     000-22217              62-1493316
(State or other jurisdiction of         (Commission          (I.R.S. employer
incorporation or organization)         File Number)         identification no.)

              20 BURTON HILLS BOULEVARD
                NASHVILLE, TENNESSEE                                 37215
      (Address of principal executive offices)                    (Zip code)



                                 (615) 665-1283
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

       Effective September 30, 1999, AmSurg Holdings, Inc. ("AmSurg"), a subsidiary of AmSurg Corp., acquired a 100% interest in certain intangible assets owned by the shareholders (the "Shareholders") of Ocean Surgical Pavilion, Inc. ("Ocean"), the owner of an endoscopy center (the "Center") located in Oakhurst, New Jersey.

       Pursuant to the terms of the Asset Purchase Agreement dated September 30, 1999, by and among AmSurg and the Shareholders, AmSurg paid an initial purchase price of $3,908,443 in cash, subject to adjustment as set forth in the Asset Purchase Agreement. The cash used in the purchase transaction was provided primarily from borrowings under the Company's revolving credit agreement with SunTrust Bank, Nashville. The consideration paid to the Shareholders was determined through arm's-length negotiations between AmSurg and the Shareholders. Following the asset purchase, AmSurg contributed its 100% interest in these assets and Ocean contributed tangible and intangible assets of the Center into The Oakhurst Endoscopy ASC, LLC, a newly formed limited liability company, and received a 51% and 49% membership therein, respectively.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

       It is impractical to provide at this time the financial statements and pro forma financial information required by Items 7(a) and 7(b). The Company anticipates filing this information in an amendment to this Form 8-K on or prior to December 14, 1999.

(c)    Exhibits:

       2 Asset Purchase Agreement dated September 30, 1999 by and among AmSurg Holdings, Inc. and the shareholders of Ocean Surgical Pavilion, Inc.





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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      AMSURG CORP.



                                      By: /s/ Claire M. Gulmi
                                          --------------------------------------
                                          CLAIRE M. GULMI

                                          Senior Vice President and Chief
                                          Financial Officer (Principal
                                          Financial and Duly Authorized Officer)

Date:  October 8, 1999



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                                INDEX TO EXHIBITS

    EXHIBIT
    NUMBER                            DESCRIPTION
    ------                            -----------

       2          Asset Purchase Agreement dated September 30, 1999 by and among
                  AmSurg Holdings, Inc. and the shareholders of Ocean Surgical
                  Pavilion, Inc.





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